Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated December 22, 2014 relating to the combined and consolidated financial statements and financial statement schedule, which appears in Keysight Technologies, Inc.’s Annual Report on Form 10-K for the year ended October 31, 2014.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/S/ PRICEWATERHOUSECOOPERS LLP

San Jose, California

October 15, 2015